UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (date of earliest event reported):
March 22, 2011
Finisar Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-27999 (Commission File No.)	94-3038428 (I.R.S. Employer Identification No.)
1389 Moffett Park Drive
Sunnyvale, CA 94089
(Address of principal executive offices)
Registrant’s telephone number, including area code:
(408) 548-1000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     In a previous Current Report on Form 8-K filed on March 22, 2011 (the “Prior 8-K”), Finisar Corporation (“Finisar”) reported that it had entered into a transaction agreement (the “Transaction Agreement”) with Ignis ASA, a Norwegian corporation (“Ignis”), under which Finisar will make a recommended voluntary public cash offer to acquire all of the outstanding shares of Ignis not currently owned by Finisar for NOK 8 per share, or an aggregate purchase price of up to approximately NOK 425 million ($76 million). Finisar also reported that, on March 21 and 22, 2011, it had acquired an aggregate of 18.3 million Ignis shares from certain existing Ignis shareholders for NOK 8 per share in cash, or an aggregate purchase price of NOK 147 ($26 million). These purchases brought Finisar’s total ownership to approximately 25.7 million shares (approximately 32.6% of the outstanding Ignis shares on a fully-diluted basis).
     On March 22, 2011, Finisar and Ignis entered into the Transaction Agreement which, among other things, specifies the offer process, imposes restrictions on certain actions by Ignis outside the ordinary course of business, and contains customary non-solicitation provisions. The Transaction Agreement also provides that the board of directors of Ignis may withdraw its recommendation only if it receives a competing offer that the board considers to be more favorable to Ignis’s shareholders than Finisar’s offer. Under certain circumstances, including the withdrawal of the board’s recommendation and the subsequent lapse of Finisar’s offer, Ignis would be required to pay a break-up fee of $1.5 million to Finisar.
     The completion of the offer will be subject to the satisfaction or waiver by Finisar of customary conditions, including acceptance of the offer by the holders of shares which, together with the shares owned by Finisar, represent more than 67% of the outstanding Ignis shares on a fully-diluted basis. The completion of the offer is not currently expected to require approval by competition or antitrust authorities in any jurisdiction. The offer is not subject to any financing conditions and will be funded from Finisar’s existing cash resources. Subject to the various closing conditions, the offer and resulting purchases are expected to close early in Finisar’s first fiscal quarter ending July 31, 2011.
     Certain Ignis shareholders, including all members of its management and board owning shares, have committed to accept the offer subject to certain conditions. The shares which have been committed on these terms represent approximately 19.7% of the outstanding shares of Ignis on a fully-diluted basis and, together with the shares currently owned by Finisar, would total approximately 52.3% of the outstanding shares of Ignis on a fully-diluted basis. NOK 80 million ($14 million) of the consideration to be paid to certain of these shareholders will be subject to an escrow arrangement related to Ignis’ acquisition of SmartOptics Holdings AS in December 2010 and will be released to the former SmartOptics shareholders only upon the achievement of certain financial and other milestones related to the ongoing operations of the SmartOptics business.
     In connection with the Transaction Agreement, Finisar agreed to provide Ignis with a bridge financing facility under which Ignis may borrow up to $3 million after April 15, 2011 for working capital purposes. Loans under the facility will bear interest at the rate of 5% per annum, will be secured by certain assets of Ignis and will be payable on the earlier of December 31, 2011 or the closing of a transaction or series of transactions in which any third party acquires voting securities of Ignis which comprise 50.1% or more of the outstanding voting power of Ignis.
     The foregoing description of the Transaction Agreement, the purchase of shares of Ignis and the advance commitments to accept the tender offer, as well as the description thereof in the joint press release issued by Finisar and Ignis on March 22, 2011 which was filed as Exhibit 99.1 to the Prior 8-K, are only summaries, do not purport to be complete and are qualified in their entirety by reference to the full texts of the agreements filed herewith as Exhibits 2.1, 10.1 and 10.2.
Additional Information.
     The description contained herein is neither an offer to purchase nor a solicitation of an offer to sell shares of Ignis. Finisar plans to publish and distribute an offer document setting forth the terms of the offer to Ignis shareholders as soon as practicable. The offer document will contain important information about Ignis, the transaction and related matters. Investors and Ignis shareholders are urged to read the offer document carefully when it becomes available. Investors will be able to obtain free copies of the offer document by contacting SEB Enskilda, the receiving agent for the offer, at +47 21008500 or by visiting www.sebenskilda.no.
     The offer will not be made in any jurisdiction in which the making of the offer would not be in compliance with the laws of such jurisdiction.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits:

Exhibit	Description
2.1	Transaction Agreement, dated March 22, 2011, between Finisar Corporation and Ignis ASA

10.1	Form of contract note between Finisar Corporation and sellers of shares of Ignis ASA

10.2	Form of pre-acceptance agreement between Finisar Corporation and shareholders of Ignis ASA
Forward-Looking Statements.
     This filing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements related to the anticipated consummation of the proposed acquisition and the time frame in which it is expected to occur. All forward-looking statements included in this filing are based on information available to Finisar and Ignis as of the date hereof and current expectations, forecasts and assumptions of Finisar management. Forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from those anticipated. These risks and uncertainties include the risk that the proposed acquisition may not close, including the risk that the requisite number of Ignis shares may not be tendered; difficulties that may be encountered in integrating the combined businesses and realizing the potential synergies of the proposed combination; risks associated with the rapidly evolving markets for both companies’ products, the historical dependence of each company on a limited number of customers, and fluctuations in the mix of products and customers in any period; the risks associated with ongoing new product development, and introduction of new and enhanced products; the challenges of rapid growth followed by periods of contraction; intensive competition; and the other risks and uncertainties faced by each company, in the case of Finisar, as reported in its most recent Form 10-K, Forms 10-Q and other filings with the Securities and Exchange Commission. No forward-looking statements in this filing should be relied upon as representing Finisar’s views or expectations as of any subsequent date and neither company undertakes any obligation to revise or update any such forward-looking statement to reflect events or circumstances that may arise after the statement was made.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 28, 2011

Finisar Corporation
By:	/s/ Kurt Adzema
Kurt Adzema
Executive Vice President, Finance and Chief Financial Officer

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